UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 22, 2015

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	& (c)

On May 22, 2015, International Flavors & Fragrances Inc. (the “Company”) appointed Alison A. Cornell to the position of Executive Vice President and Chief Financial Officer, effective July 8, 2015 (the “Effective Date”). Richard A. O’Leary, who was serving as Interim Chief Financial Officer (as previously reported), will continue as the Company’s Senior Vice President, Controller and Chief Accounting Officer as of the Effective Date.

Ms. Cornell, 53, has most recently served as Corporate Senior Vice President and Chief Financial Officer of Covance Inc., a global drug development company, a position to which she was promoted in May 2012 after serving in two vice president positions of increasing responsibility since joining Covance in 2004. Prior to joining Covance, Ms. Cornell spent 19 years with AT&T, where she held leadership roles and positions of increasing responsibility. Ms. Cornell holds a Bachelor of Arts in psychology and a Master of Business Administration in marketing from Rutgers University. She is a graduate of the Program for Management Development at Harvard Business School, as well as numerous other professional development programs.

Ms. Cornell’s initial annual salary will be $560,000 and she will be eligible (i) to receive an annual bonus award under the Company’s Annual Incentive Plan with a target equal to 80% of her annual salary, (ii) to receive a long term incentive award under the Company’s Long Term Incentive Plan (“LTIP”) for each three-year performance cycle equal to $500,000 (pro-rated for each of the outstanding LTIP Cycles XIII (2013-2015), XIV (2014-2016) and XV (2015-2017)), and (iii) to participate in the Company’s Equity Choice Program with an award target of $500,000 (prorated for 2015). Ms. Cornell will also receive a sign-on bonus of $250,000 within 30 days of the Effective Date.

For a description of Mr. O’Leary’s background and experience, please see the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2015, which description is incorporated herein by reference. In connection with his role as the Company’s Senior Vice President, Controller and Chief Accounting Officer, Mr. O’Leary will receive a $10,000 increase in his annual base salary, above that which he received as Interim Chief Financial Officer. All other terms of his compensation will remain the same.

There is no arrangement or understanding between either Ms. Cornell or Mr. O’Leary and any other person pursuant to which such executive has been appointed. There are no family relationships between Ms. Cornell or Mr. O’Leary and any of the Company’s directors or executive officers, and neither Ms. Cornell nor Mr. O’Leary is a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD

On May 29, 2015, the Company issued a press release announcing the appointment of Ms. Cornell to the position of Executive Vice President and Chief Financial Officer, effective July 8, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release issued by International Flavors & Fragrances Inc. on May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Anne Chwat
Senior Vice President, General Counsel and Corporate Secretary
Date: May 29, 2015